    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON FEBRUARY 7, 2000
                                                      REGISTRATION NO. 333-90601
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         ------------------------------


                                AMENDMENT NO. 4
                                       TO
                                    FORM S-1

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                         ------------------------------

                        HOTEL RESERVATIONS NETWORK, INC.
             (Exact name of registrant as specified in its charter)

               DELAWARE                                  7389                                 75-2817683
   (State or other jurisdiction of           (Primary Standard Industrial                   (IRS Employer
    incorporation or organization)           Classification Code Number)                Identification Number)

                         ------------------------------

                             8140 WALNUT HILL LANE
                                   SUITE 203
                              DALLAS, TEXAS 75231
                                 (214) 361-7311
              (Address, including zip code, and telephone number,
       including area code, of registrant's principal executive offices)

                                  DAVID LITMAN
                             8140 WALNUT HILL LANE
                                   SUITE 203
                              DALLAS, TEXAS 75231
                                 (214) 361-7311
           (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)
                         ------------------------------

                                   Copies to:

        PAUL D. GINSBERG, ESQ.                   THOMAS J. KUHN, ESQ.              RICHARD D. TRUESDELL, JR., ESQ.
       ROBERT B. SCHUMER, ESQ.                   USA NETWORKS, INC.                     DAVIS POLK & WARDWELL
        PAUL, WEISS, RIFKIND,                    CARNEGIE HALL TOWER                     450 LEXINGTON AVENUE
          WHARTON & GARRISON               152 WEST 57TH STREET, 42ND FLOOR            NEW YORK, NEW YORK 10017
     1285 AVENUE OF THE AMERICAS               NEW YORK, NEW YORK 10019                    (212) 450-4000
       NEW YORK, NEW YORK 10019                     (212) 314-7200
           (212) 373-3000

                         ------------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

    If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. / /

    If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SUCH
SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

    The following table sets forth the fees and expenses expected to be incurred by the Registrant in connection with the issuance and distribution described in this registration statement, other than underwriting discounts and commissions. All amounts other than the Commission registration fee are estimated.

Securities and Exchange Commission registration fee.........  $22,363
NASD filing fee.............................................    8,573
Blue sky fees and expenses..................................    2,500
Nasdaq listing fee..........................................    1,000
Accounting fees and expenses................................        *
Legal fees and expenses.....................................        *
Printing and engraving expenses.............................        *
Transfer Agent and Registrar fees and expenses..............        *
Miscellaneous...............................................        *
                                                              -------
    Total...................................................  $     *
                                                              =======

------------------------

*To be completed by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

    Section 145 of the General Corporation Law of the State of Delaware provides that a Delaware corporation may include in its charter documents, and in agreements between the corporation and its directors, provisions expanding the scope of indemnification beyond that specifically provided by the current law.

    The Registrant's restated certificate of incorporation limits the personal liability of directors of the Registrant and provides for the indemnification of directors of the Registrant to the fullest extent permitted under Delaware law. The Registrant's restated bylaws also provide for the indemnification of officers, directors and third parties acting on behalf of the company if such person acted in good faith and in a manner reasonably believed to be in and not opposed to the best interest of the company, and with respect to any criminal action or proceeding, the indemnified party had no reason to believe his conduct was unlawful.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

    Since March 25, 1999, the date of inception of the Registrant, the Registrant has issued securities that were not registered under the Securities Act in the following transactions:

(1) In connection with the formation of the Registrant, 100 shares of common stock were issued to USA Networks, Inc. ("USAi"), our parent company, on April 19, 1999. The shares were issued in exchange for USAi's initial capital contribution to the Registrant.

(2) Immediately prior to the closing of this offering, the Registrant will authorize a recapitalization of its common stock, and USAi will exchange all of its shares of common stock, which constitutes all of the Registrant's outstanding common stock, for shares of class B common stock.

(3) Following the recapitalization but prior to the closing of this offering, the Registrant will issue to an assignee of TMF, Inc. and HRN Marketing Corp. an estimated 11,699,900 shares of Class A Common Stock as part of the consideration for the sale by TMF, Inc. and HRN Marketing Corp. of substantially all their assets to the Registrant.

(4) Immediately upon completion of this offering, we have agreed to issue warrants to purchase at the initial public offering price an estimated 4,197,955 shares of class A common stock (assuming a public offering price of $12.00 per share) to a number of our third-party website affiliates. Warrants to purchase an estimated 1.75 million shares will be immediately exercisable, but neither these warrants nor the shares underlying them will be transferable until after the first anniversary of the initial closing of this offering. A performance warrant to purchase 2,447,955 shares will be subject to specified vesting criteria. The performance warrant is not transferable (except that it may be transferred to an affiliate of the holder after the first anniversary of the initial closing of this offering) and will not be exercisable until the third anniversary of the initial closing of this offering unless the vesting criteria are waived.

    The original issuance of shares to USAi, the issuance of shares to the assignee of TMF, Inc. and HRN Marketing Corp. and the issuance of the warrants are transactions exempt from the registration requirements under Section 4(2) of the Securities Act. The recapitalization is a transaction exempt from the registration requirements under Section (3)(a)(9) of the Securities Act. In addition, no public offering was involved in any of these transactions nor were underwriting discounts or commissions paid.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

    (a) Exhibits


EXHIBIT NUMBER                                  DESCRIPTION
--------------          ------------------------------------------------------------
        1.1***          Form of Underwriting Agreement
        3.1***          Amended Certificate of Incorporation (as currently in
                        effect)
        3.2***          Form of Restated Certificate of Incorporation (to be
                        effective immediately prior to the consummation of this
                        offering)
        3.3***          Form of Restated Bylaws
        4.1**           Specimen class A common stock certificate
        5.1***          Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
       10.1***          Assumption Agreement between Hotel Reservations Network,
                        Inc. and USA Networks, Inc.
       10.2***          Tax Sharing Agreement between Hotel Reservations Network,
                        Inc. and USA Networks, Inc.
       10.3***          2000 Stock Option Plan
       10.4***          Directors' Stock Option Plan
       10.5***          Amended and Restated Asset Purchase Agreement by and among
                        Hotel Reservations Network, Inc., USA Networks, Inc., TMF,
                        Inc., HRN Marketing Corp., David Litman and Robert Diener
       10.6***          Form of Warrant
       10.7***          Form of Performance Warrant

EXHIBIT NUMBER                                  DESCRIPTION
--------------          ------------------------------------------------------------
       10.8***          Employment Agreement with Jack Rubin
       10.9***          Form of Employment Agreement with Sandra D'Arcy
       12.1***          Statement regarding computation of EBITDA
       23.1***          Consent of Grant Thornton LLP
       23.2*            Consent of Ernst & Young LLP
       23.3***          Consent of Paul, Weiss, Rifkind, Wharton & Garrison
                        (contained in Exhibit 5.1)
       24.1***          Powers of Attorney
       24.2***          Powers of Attorney for Michael Sileck and Jack Rubin
       27.1***          Financial Data Schedule (for SEC use only)
       27.2***          Financial Data Schedule (for SEC use only)
       99.1***          Nominee Directors' Consents


------------------------

*   Filed herewith

**  To be filed by amendment

*** Previously filed

    (b) Financial Statement Schedules

    None

ITEM 17. UNDERTAKINGS

    The undersigned Registrant hereby undertakes:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this amendment to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on February 7, 2000.

                                                       HOTEL RESERVATIONS NETWORK, INC.

                                                       By:  /s/ THOMAS J. KUHN
                                                            -----------------------------------------
                                                            Name: Thomas J. Kuhn
                                                            Title:  Vice President

    Pursuant to the requirements of the Securities Act of 1933, this amendment to the registration statement has been signed by the following persons on behalf of the registrant and in the capacities indicated below.

                SIGNATURES                                   TITLE                         DATE
                ----------                                   -----                         ----

                    *
    ---------------------------------       Chief Executive Officer and Director     February 7, 2000
               David Litman                   (Principal Executive Officer)

                    *
    ---------------------------------       President, Treasurer and Director        February 7, 2000
              Robert Diener                   (Principal Accounting Officer)

                    *
    ---------------------------------       Chief Financial and Strategic Officer    February 7, 2000
                Jack Rubin                    (Principal Financial Officer)

                    *
    ---------------------------------       Director                                 February 7, 2000
               Barry Baker

                    *
    ---------------------------------       Director                                 February 7, 2000
            Victor A. Kaufman

                    *
    ---------------------------------       Director                                 February 7, 2000
            Dara Khosrowshahi

                    *
    ---------------------------------       Director                                 February 7, 2000
              Michael Sileck

*By:      /s/ THOMAS J. KUHN
     ----------------------------
     Name:  Thomas J. Kuhn
     Title:  Attorney-in-Fact

                                 EXHIBIT INDEX


EXHIBIT NUMBER                                  DESCRIPTION
--------------          ------------------------------------------------------------
         1.1***         Form of Underwriting Agreement

         3.1*** Amended Certificate of Incorporation (as currently in effect)

         3.2*** Form of Restated Certificate of Incorporation (to be effective immediately prior to the consummation of this offering)

         3.3***         Form of Restated Bylaws

         4.1**          Specimen class A common stock certificate

         5.1***         Opinion of Paul, Weiss, Rifkind, Wharton & Garrison

        10.1***         Assumption Agreement between Hotel Reservations Network,
                        Inc. and USA Networks, Inc.

        10.2***         Tax Sharing Agreement between Hotel Reservations Network,
                        Inc. and USA Networks, Inc.

        10.3***         2000 Stock Option Plan

        10.4***         Directors' Stock Option Plan

        10.5***         Amended and Restated Asset Purchase Agreement by and among
                        Hotel Reservations Network, Inc., USA Networks, Inc., TMF,
                        Inc., HRN Marketing Corp., David Litman and Robert Diener

        10.6***         Form of Warrant

        10.7***         Form of Performance Warrant

        10.8***         Employment Agreement with Jack Rubin

        10.9***         Form of Employment Agreement with Sandra D'Arcy

        12.1***         Statement regarding computation of EBITDA

        23.1***         Consent of Grant Thornton LLP

        23.2*           Consent of Ernst & Young LLP

        23.3***         Consent of Paul, Weiss, Rifkind, Wharton & Garrison
                        (contained in Exhibit 5.1)

        24.1***         Powers of Attorney

        24.2***         Powers of Attorney for Michael Sileck and Jack Rubin

        27.1***         Financial Data Schedule (for SEC use only)

        27.2***         Financial Data Schedule (for SEC use only)

        99.1***         Nominee Directors' Consents


------------------------

*   Filed herewith

**  To be filed by amendment

*** Previously filed

    (b) Financial Statement Schedules

    None